Exhibit 10.72

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT
AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT Agreement, dated December 23, 2015 (this “Amendment No. 3”), is by and among Wells Fargo Bank, National Association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), Hamilton Beach Brands, Inc., formerly known as Hamilton Beach/Proctor-Silex Inc., a Delaware corporation (“Parent”), Weston Brands, LLC, an Ohio limited liability company, (“Weston” and together with Parent, each individually, a “US Borrower” and, collectively, “US Borrowers”) and Hamilton Beach Brands Canada, Inc., formerly known as Proctor-Silex Canada Inc., an Ontario corporation (“Hamilton Brands Canada” or “Canadian Borrower”, and together with US Borrowers, each individually, a “Borrower” and, collectively, “Borrowers”).
W I T N E S S E T H :
WHEREAS, Agent, Lenders and Borrowers have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of May 31, 2012, by and among Agent, Lenders and Borrowers, as amended by Amendment No. 1 to Amended and Restated Credit Agreement, dated July 29, 2014 and Amendment No. 2 to Amended and Restated Credit Agreement, dated November 20, 2014 (as the same now exists and is amended and supplemented pursuant hereto and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;
WHEREAS, Borrowers have requested that Lender permit Parent to enter into an arrangement with Wells Fargo Bank, National Association (“Receivables Purchaser” as hereinafter further defined) under which Parent will sell the receivables to Receivables Purchaser at a discount arising from the sale of goods by Parent to Wal-Mart under the Receivables Purchase Agreement (as hereinafter defined);
WHEREAS, Borrowers have requested that Agent and Lenders agree to the foregoing arrangement and Agent and Lenders are willing to agree to the foregoing arrangements, subject to the terms and conditions contained herein; and
WHEREAS, by this Amendment No. 3, Agent, Lenders and Borrowers desire and intend to evidence such agreement pursuant to the amendments set forth herein;
NOW THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

(a)Additional Definition. As used herein, in the Credit Agreement or in any of the other Loan Documents, the following terms shall have the meanings given to them below, and the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, the following definitions:
(i)“Amendment No. 3” shall mean Amendment No. 3 to Amended and Restated Credit Agreement, dated December __, 2015, by and among Agent, Lenders and Borrowers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, and the Credit Agreement and the other Loan Documents shall be deemed and are hereby amended to include, in addition and not in limitation, such definition.
(ii)“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement, dated on or about the date of Amendment No. 3, between Receivables Purchaser and Parent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(iii)“Receivables Purchase Agreements” shall mean, collectively (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (A) the Receivables Purchase Agreement; (B) the Wal-Mart Intercreditor Agreement; and (C) the other agreements, documents and instruments executed and/or delivered in connection with the foregoing items in (A) or (B).
(iv)“Receivables Purchaser” shall mean Wells Fargo Bank, National Association, in its individual capacity, as the purchaser of the Purchased Assets (as defined in the Wal-Mart Intercreditor Agreement) and under the Receivables Purchase Agreement.
(v)“Wal-Mart” shall mean, collectively, together with their successors and assigns, Wal-Mart Stores, Inc., a Delaware corporation, Sam’s West, Inc., an Arkansas corporation and their Affiliates.
(vi)“Wal-Mart Intercreditor Agreement” shall mean the Consent to Sale of Receivables, dated as of the date hereof, among Agent, Borrower and Receivables Purchaser, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
(vii)“Wal-Mart Receivables” shall mean any and all Accounts of any Borrower with respect to which Wal-Mart is the account debtor arising from the sale by any Borrower of goods and services to Wal-Mart, together with the Purchased Assets (as defined in the Wal-Mart Intercreditor Agreement), and with respect to each of the foregoing, all proceeds thereof.
(b)Amendments to Definitions.
(i)The definition of “Eligible Accounts” set forth in the Credit Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:
“ ‘Eligible Accounts’ means those Accounts created by a Borrower (other than the Wal-Mart Receivables until such time that Agent has determined that (x) the Receivables Purchase Agreements have been terminated and are no longer in force and affect and the Wal-Mart Receivables are no longer subject to their terms and (y) the Receivables Purchaser has released, and the Wal-Mart Receivables are free and clear of, all of its security interests, liens and other interests in and to the Wal-Mart Receivables) in the ordinary course of its business, that arise out of a Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, that such criteria may be revised from time to time by Agent in Agent’s Permitted Discretion to address the results of any field examination performed by (or on behalf of) Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash, taxes, discounts, credits, allowances, and rebates.”
(ii)The definition of “Permitted Dispositions” is hereby amended by (A) deleting the reference to “and” at the end of clause (u) therein, (B) deleting the period at the end of clause (v) therein and (C) adding the following new clause (w) at the end thereof:
“(w) sales of Wal-Mart Receivables by Parent to Receivables Purchaser in accordance with the terms and conditions of the Receivables Purchase Agreements (as in effect on December __, 2015) so long as the following terms and conditions are satisfied as determined by Agent: (i) the sale or transfer of the Wal-Mart Receivables to Receivables Purchaser shall be without any recourse, offset or claim of any kind or nature to or against Borrowers, Agent or Lenders; (ii) Agent shall have received, in form and substance satisfactory to Agent, (A) a true, correct and complete copy of all of the Receivables Purchase Agreements, duly authorized, executed and delivered by Receivables Purchaser and Parent and (B) the Wal-Mart Intercreditor Agreement, duly authorized, executed and delivered by Receivables Purchaser and Parent; (iii) further sales of the Wal-Mart Receivables will cease upon a written notice by Agent to Parent of a Default or Event of Default; (iv) Parent shall not, directly or indirectly, amend, modify, alter or change any terms of the Receivables Purchase Agreements; and (v) Parent shall furnish to Lender all notices or demands (if any) in connection with the arrangements made pursuant to the Receivables Purchase Agreements either received by Parent or any Guarantor or on its or their behalf, promptly after receipt thereof, or sent by Borrower or any other Borrower or Guarantor of its affiliates or on its or their behalf, concurrently with the sending thereof, as the case may be.”
(iii)The definition of “Permitted Liens” is hereby amended by (A) deleting the reference to “and” at the end of clause (r) therein, (B) deleting the period at the end of clause (s) therein and (C) adding the following new clause (t) at the end thereof:
“(t) security interests in the Wal-Mart Receivables in favor of Receivables Purchaser pursuant to the sales of Wal-Mart Receivables under the Receivables Purchase Agreements to the extent provided in and in accordance with the terms and conditions of clause (w) of the definition of Permitted Dispositions.“
(c)Interpretation. For purposes of this Amendment No. 3, all terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings assigned thereto in the Credit Agreement as amended by this Amendment No. 3.

2.Representations and Warranties. Borrowers, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof, the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Loan Documents, being a continuing condition of the making of Loans and providing Letters of Credit to Borrowers:
(a)no Default or Event of Default exists or has occurred and is continuing as of the date of this Amendment No. 3;
(b)this Amendment No. 3 and each other agreement to be executed and delivered by Borrowers in connection herewith (together with this Amendment No. 3, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate or organizational action on the part of each Borrower which is a party and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each of the Borrowers, as the case may be, contained herein and therein constitute legal, valid and binding obligations of each of the Borrowers, enforceable against them in accordance with their terms, except as enforceability is limited by equitable principals or by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally;
(c)the execution, delivery and performance of this Amendment No. 3 and the other Amendment Documents (i) are all within each Borrower’s corporate powers and (ii) are not in contravention of law or the terms of any Borrower’s certificate of incorporation, bylaws, or other organizational documentation, or any material indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound which such contravention could individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and
(d)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

3.Conditions Precedent. The amendments contained herein shall only be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:
(a)Agent shall have received counterparts of this Amendment No. 3, duly authorized, executed and delivered by Borrowers;
(b)Agent shall have received the consent or authorization from such Lenders as are required for the amendments provided for herein to execute this Amendment No. 3 on behalf of the Lenders;
(c)Agent shall have received, in form and substance satisfactory to Agent, an executed copy of the Wal-Mart Intercreditor Agreement, duly authorized, executed and delivered by the parties thereto;
(d)Agent shall have received, in form and substance satisfactory to Agent, copies of each of the Receivables Purchase Agreements, duly authorized, executed and delivered by the parties thereto;
(e)Agent shall have received a true and correct copy of each consent, waiver or approval (if any) to or of this Amendment No. 3, which any Borrower is required to obtain from any other Person, and such consent, approval or waiver (if any) shall be in form and substance reasonably satisfactory to Agent; and
(f)No Default or Event of Default shall exist or have occurred and be continuing.

4.Effect of this Amendment. Except as expressly set forth herein, no other amendments, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and Borrowers shall not be entitled to any other or further amendment by virtue of the provisions of this Amendment No. 3 or with respect to the subject matter of this Amendment No. 3. To the extent of conflict between the terms of this Amendment No. 3 and the other Loan Documents, the terms of this Amendment No. 3 shall control. The Credit Agreement and this Amendment No. 3 shall be read and construed as one agreement.

5.Governing Law. The validity, interpretation and enforcement of this Amendment No. 3 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

6.Binding Effect. This Amendment No. 3 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

7.Further Assurances. Borrowers shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 3.

8.Entire Agreement. This Amendment No. 3 represents the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

9.Headings. The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 3.

10.Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 3. Any party delivering an executed counterpart of this Amendment No. 3 by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart of this Amendment No. 3, but the failure to do so shall not affect the validity, enforceability, and binding effect of this Amendment No. 3.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered by their authorized officers as of the day and year first above written.

US BORROWERS
HAMILTON BEACH BRANDS, INC.

By: /s/ James H. Taylor

Title: Vice President & Chief Financial Officer

WESTON BRANDS, LLC

By:  /s/ James H. Taylor

Title: Vice President & Chief Financial Officer

CANADIAN BORROWER

HAMILTON BEACH BRANDS CANADA, INC.

By:  /s/ James H. Taylor

Title: Vice President & Chief Financial Officer

AGENT AND LENDERS
WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Agent and a Lender
By: /s/ Sangh H. Kim

Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE
CORPORATION CANADA, as a Lender
By: /s/ Raymond Eghobamien

Title: Vice President

BANK OF AMERICA, N.A., as a Lender
By: /s/ Kenneth B. Butler

Title: Senior Vice President

KEYBANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Nadine M. Eames

Title: Vice President